Exhibit 10.25

SECOND AMENDMENT TO

THE PLUS THERAPEUTICS, INC.

2015 NEW EMPLOYEE INCENTIVE PLAN

February 6, 2020

This Second Amendment amends the 2015 New Employee Incentive Plan (as amended, the “Plan”) of Plus Therapeutics, Inc., a Delaware corporation (the “Company”).  Unless otherwise specifically defined herein, each capitalized term used herein shall have the meaning afforded such term under the Plan.

WHEREAS, by unanimous written consent of the Board of Directors of the Company (the “Board”), effective February 6, 2020, the Board determined it to be in the best interests of the Company to amend the Plan to increase the number of shares of Stock authorized for issuance thereunder by 250,000 shares of Stock:

NOW, THEREFORE, be it resolved that the Plan is hereby amended as follows:

1.	Share Limit. Section 4.1 of the Plan shall be amended by replacing it with the following:

“Maximum Number of Shares Issuable.  Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 250,030 shares and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

Plus therapeutics, inc.
By:	/s/ Marc H. Hedrick
Name:	Marc H. Hedrick, M.D.
Title:	President and Chief Executive Officer